United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006 (August 30, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2006, ePlus inc. (“ePlus” or “the Company”) entered into a Third Amendment to Credit Agreement (“the Amendment”) to a Credit Agreement dated September 23, 2005 (“Credit Agreement”) with National City Bank, as Administrative Agent, and Branch Banking and Trust Company of Virginia (“BB&T”). The Amendment grants the Company a waiver until September 30, 2006 to deliver audited financial statements and projections for its fiscal year 2007. In addition, the Amendment provided the Company with a limited waiver for its failure to provide its annual audited financial statements and fiscal year 2007 projections prior to August 31, 2006, as required under the terms of the Credit Agreement as previously amended.

In certain events of default, as set forth in the Credit Agreement and not revised in the Amendment, the lenders may terminate the Credit Agreement and accelerate the maturity of any amounts then owed under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description
10.1	Third Amendment to the Credit Agreement dated August 30, 2006 between ePlus inc. and National City Bank and Branch Banking and Trust Company of Virginia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: September 6, 2006	Chief Financial Officer

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